UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

11445 Cronhill Drive, Owings Mills, Maryland, 21117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2014, the Board of Directors (the “Board”) of Medifast, Inc. (the “Company”) approved an amendment to Article I, Section 1.5 of the Company’s By-laws (the “Amendment”), effective as of such date, to adopt a majority voting standard for the election of directors in uncontested elections. The Board believes the adoption of the Amendment is in the stockholders’ long-term best interests, and is consistent with the Company’s desire to more closely align the interests of the stockholders with the accountability of the Board. The new majority voting standard provides that to be elected, in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares voted “for” the nominee must exceed 50% of the votes cast with respect to that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast.

If a nominee who is an incumbent director is not elected, the director shall offer to tender his or her resignation to the Board. The Nomination Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nomination Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the Nomination Committee or in the Board’s decision.

The foregoing summary of changes to the By-laws is qualified in its entirety by the full text of the Amendment to the By-laws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amendment to the By-laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves
Jason L. Groves Executive Vice President and General Counsel

Dated: February 11, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to the By-laws.